UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MVB Financial Corp.

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MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2011

To the Shareholders:

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at 301 Virginia Avenue, Fairmont, West Virginia, at 5:30 p.m. on May 17, 2011, for the purposes of considering and voting upon proposals:

1.	To elect six (6) directors for a three-year term.

2.	To approve amendments to the MVB Financial Corp. 2003 Stock Incentive Plan to provide for an increase from 300,000 to 600,000 shares of Common Stock to be available for the Plan.

3.	To ratify the appointment of S.R. Snodgrass, A.C., as Independent Certified Public Accountants for the year 2011.

4.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 28, 2011, shall be entitled to notice of the meeting and to vote at the meeting. The approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders is April 7, 2011.

By Order of the Board of Directors,

Larry F. Mazza

President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 7, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011 – THE NOTICE OF MEETING, THE PROXY STATEMENT, THE PROXY CARD AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2010 ARE AVAILABLE AT http://www.cfpproxy.com/6932 DIRECTIONS TO THE ANNUAL MEETING WHERE YOU MAY VOTE IN PERSON CAN BE FOUND ON OUR WEBSITE: http://www.cfpproxy.com/6932.

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2011

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) to be held on May 17, 2011, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted “FOR” all of the proposals to be submitted to the vote of shareholders described in the Notice of Annual Meeting and this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

A shareholder executing the proxy may revoke it at any time before it is voted:

(a)	by notifying MVB representatives James R. Martin, Larry F. Mazza or Lisa J. Wanstreet in person;

(b)	by giving written notice to MVB. The revocation should be delivered to Lisa J. Wanstreet, Corporate Secretary, 301 Virginia Avenue, Fairmont, WV 26554;

(c)	by submitting to MVB a subsequently dated proxy; or

(d)	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or its subsidiary, MVB Bank, Inc. (the “Bank”) may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 28, 2011, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

As of the record date for the Annual Meeting, approximately 2.2 million shares of the common stock of MVB, owned by approximately 1,050 shareholders, were issued and outstanding and entitled to vote. There are 4 million shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

PURPOSES OF MEETING

1.	ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to twenty five members to be elected annually. The Board has set 17 as the number of directors of MVB for the upcoming year. This is the same as established in 2010.

As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Management Nominees to the Board of MVB

The Articles of Incorporation provide for staggered terms for directors. Approximately one-third of the Directors are elected to a three-year term each year. The six individuals identified below represent management nominees to the Board of Directors. As described above, six will be elected for a three year term.

Directors	Age as of March 31, 2011	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
Stephen R. Brooks	62	1999	2011	Attorney – Flaherty Sensabaugh & Bonasso

Berniece D. Collis	56	2008	2011	Vice President – Minghini’s General Contractors, Inc.

Larry F. Mazza *	50	2005	2011	January 1, 2009, President & CEO – MVB and Bank; previously Chief Executive Officer-MVB Harrison, Inc.; Director –MVB and Bank

*	Mr. Mazza is also a member of the Board of Directors of Petroleum Development Corporation

Directors	Age as of March 31, 2011	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
Dr. Saad Mossallati	62	1999	2011	Vascular Surgeon

Nitesh S. Patel	47	1999	2011	Business Consultant; Previously President & Chief Executive Officer-D.N. American, Inc. (software development company)

Dr. Michael F. Trent	62	1999	2011	Dentist

Director Nominee Business Experience

Stephen R. Brooks – MVB Organizer, Vice-Chair and Director. He has been a resident of and involved in the practice of law in North Central West Virginia for 35 years. He is a graduate of the West Virginia University College of Law with a Doctor of Jurisprudence degree. Mr. Brooks was nominated because, as a founding director of MVB, he has served on many committees of MVB and has extensive knowledge of MVB and its operations. Additionally, he has extensive knowledge of the North Central West Virginia market, and his legal expertise includes the area of law relating to banking and commercial transactions.

Berniece D. Collis – MVB Director. She is Vice President and co-owner of Minghini’s General Contractors, Inc., a general contracting company doing business in the Eastern Panhandle of West Virginia. She began her career as a teacher in the Berkeley County, West Virginia school system until 1990, at which time she began her career with Minghini’s General Contractors, Inc. She is a graduate of Shepherd College with a BS in Education and West Virginia University with a Masters Degree also in the Education field. Ms. Collis was nominated because she has served MVB as a Director for three years and has extensive knowledge of MVB’s Eastern Panhandle market area. In addition, she provides knowledge related to the construction industry.

Larry F. Mazza – Chief Executive Officer, MVB Financial Corp, and Director. He joined MVB in 2005 and became Chief Executive Officer January 1, 2009. Mr. Mazza has 25 years experience in the banking industry in MVB’s North Central West Virginia market area. He began his career as a Certified Public Accountant at a national accounting firm where he conducted audits of financial institutions. He is a graduate of West Virginia University with a degree in Business Administration. Mr. Mazza currently serves on the Board of Directors of PDC Energy, a NASDAQ listed company, headquartered in North Central West Virginia. Mr. Mazza has been nominated because of his extensive experience and expertise in managing financial institutions.

Dr. Saad Mossallati – MVB organizer and director. He is a vascular surgeon practicing in North Central West Virginia for 29 years. Dr. Mossallati is a graduate of Damascus University, Damascus, Syria, the Jefferson Medical School, Philadelphia, Pennsylvania, with additional training at the Texas Heart Institute, Houston, Texas. He is also involved in numerous other business ventures in the same market area, including real estate construction and development. Dr. Mossallati was nominated because as a founding director of MVB, he has extensive knowledge of MVB, its history and operations. He serves on the Executive Committee of MVB. He has broad knowledge of the medical community of the region as well as other areas of business.

Nitesh S. Patel – MVB organizer and director. He is a business consultant. Previously, he served as founder and Chief Executive Officer of DN American, a technology company located in North Central West Virginia. He is a graduate of Rutgers University with a BA in Computer Science and New Jersey Institute of Technology with a MS in Computer Science. Mr. Patel was nominated because, as a founding director of MVB, he has extensive knowledge of MVB, its history and operations. His very broad technology background is extremely valuable in the banking industry, one that is constantly subject to changing technology needs and opportunity for both the bank and its customers.

Dr. Michael F. Trent – MVB organizer and director. He is a dentist, practicing in North Central West Virginia from 1977 to 2007. He is currently employed as a dentist by the United States Department of Defense at Camp Lejune, NC. Dr. Trent is a graduate of Marshall University and the West Virginia University School of Dentistry. Dr. Trent was nominated because, as a founding director of MVB, he has extensive knowledge of MVB, its history and operations. He has served on the Human Resources and Audit Committees since their inception. Dr. Trent also serves on the Board of Directors of Whitesville State Bank, Whitesville, Boone County, West Virginia. Dr. Trent was nominated because of his knowledge related to MVB and the WV banking industry as well as significant knowledge of the North Central West Virginia market area.

Management and Directors:

In addition to the nominees, the following are the remaining directors and the executive officers of MVB.

Directors	Age as of March 31, 2011	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
Dr. Joseph P. Cincinnati	46	2009	2012	Orthopedic Surgeon

Harvey M. Havlichek	61	1999	2012	President –Adams Office Supply & Novelty Company, Inc.

James R. Martin	64	1999	2013	May 19, 2009-Chairman of Board and Director of MVB and Bank; January 1, 2009 to May 10, 2009 Vice Chairman of the Board and Director of MVB and Bank previously; President, CEO and Director of MVB & Bank.

Barbara A. McKinney	54	1999	2012	Owner/Broker – Howard Hanna/Premier Properties by Barbara Alexander, LLC

Dr. Kelly R. Nelson	51	2005	2012	Physician

Leonard D. Nossokoff	72	1999	2012	Owner-Shop N Save Supermarkets

J. Christopher Pallotta	61	1999	2013	President-Bond Insurance Agency

Louis Spatafore	54	1999	2012	President & General Manager-Friendly Furniture Galleries, Inc.

Wayne H. Stanley	60	2006	2013	Chief Executive Officer- Victory of West Virginia, Inc. (mining related construction company), President-Stanley Industries, Inc. (mining & excavation)

Richard L. Toothman	70	1999	2013	Broker & Owner – Toothman Realty

Samuel J. Warash	61	1999	2013	President-S.J. Warash, Inc. (real estate appraisal company)

Executive Officers of MVB Bank, Inc. (Non-Nominees):

Eric L. Tichenor	43	1999	Sr. Vice President and Cashier; Chief Financial Officer- MVB and Bank

John T. Schirripa	48	2010	President – MVB-Central, Inc.; Previously Community President and Sr. Vice President – Huntington National Bank

Roger J. Turner	60	2005	President-MVB; Executive Vice President, Commercial Lending, Bank

There are no family relationships among the directors, director nominees or executive officers of MVB or MVB Bank, Inc.

Other than previously disclosed, no MVB Board member has been a member of the board of another public company during the past five years.

The Board of Directors of MVB and Bank met twelve times during 2010. All directors attended 75% or more of the meetings of the Board of Directors and Committees thereof held of which the director is a member, except for Directors Cincinnati, Mossallati and Stanley, who attended 64%, 70% and 55% of the meetings, respectively.

In order to meet their responsibilities, Directors are expected to attend board and committee meetings as well as the annual meeting of shareholders. All directors attended the 2010 Annual Meeting of Shareholders, except for Directors Brooks, Cincinnati, Nelson and Patel.

Leadership Structure of the Board

The Board Chair, Vice Chair and President/CEO are three separate people. Throughout MVB’s history, this has been the leadership model. The President/CEO is responsible for the day-to-day operations and performance of MVB. The Chair and Vice Chair are involved in management of meetings and matters of governance and corporate oversight. The Chair and Vice Chair also focus on monitoring the effectiveness of the President/CEO in implementing MVB’s corporate strategy and ensuring that the Directors receive sufficient information, on a timely basis, to provide proper risk oversight.

A Governance Committee was established by MVB in December 2009. The Governance Committee’s responsibilities are defined in its Charter. The Committee, among many things, reviews the committees of the Board and membership thereof, evaluates compliance with the Director Education Policy, evaluates the current Board areas of expertise and monitors such to determine if an adjustment of Board membership is necessary. The Governance Committee will also provide oversight on issues relating to the governance and operations of MVB.

The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB. Each is chaired by an independent director. Staff members are responsible to the Chairs of the committees for requested information necessary for proper committee functioning. The significant risk areas for a community banking organization include the evaluation of the quality of the loan portfolio, the interest rate sensitivity of the institution and the reliability of its financial statements. The related committees, the Loan Review Committee, the ALCO Committee and the Audit Committee, are described below.

The Board of MVB elected a Chief Risk Officer (CRO) whose responsibility is to evaluate the MVB enterprise risk, that being all areas of risk to MVB and serve as Chair of the Enterprise Risk Management Committee (ERM). The CRO presented ERM Committee reports to the Board twice during 2010.

Committees of the Board

MVB or the Bank has a number of standing committees as described below.

Human Resources Committee. Composed of David B. Alvarez, Stephen R. Brooks- Chair, Berniece D. Collis, Kelly R. Nelson, John B. Spadafore, Louis Spatafore and Michael F. Trent. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of the 2003 MVB Financial Corp. Stock Incentive Plan Option Program. Mr. Mazza is an ex-officio member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on. Mr. Mazza makes no recommendations nor participates in any portion of the meetings relating to his own salary. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2010.

ALCO Committee. Composed of Harvey M. Havlichek, James R. Martin, Larry F. Mazza, J. Christopher Pallotta- Chair, Eric L. Tichenor, Roger J. Turner and Samuel J. Warash. The purpose of this committee is to review the performance of the investment portfolio and policies related to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2010.

Loan Review Committee. Composed of Harvey M. Havlichek, David A. Jones, Larry F. Mazza, G. Warren Mickey, Leonard W. Nossokoff, J. Christopher Pallotta, Wayne H. Stanley, Richard L. Toothman and Samuel J. Warash- Chair. The purpose of this Committee is to evaluate the adequacy of the Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2010.

Governance Committee. Composed of John W. Ebert, G. Warren Mickey, Kelly R. Nelson- Chair, Leonard W. Nossokoff and Nitesh S. Patel. The purpose of the Committee is to maintain an appropriate board and committee structure by assessing skills and background to effectively staff MVB boards and committees and developing and updating governance and ethics policies for MVB. The Committee reports the results from these meetings to the Board of Directors. The Committee met five times in 2010.

Audit Committee. Composed of John W. Ebert, Harvey M. Havlichek, Christine B. Ielapi, Kenneth F. Lowe, III, Louis Spatafore- Chair, and Michael F. Trent. The purpose is to review the results of the internal and external audits, Reports of Examination from regulatory authorities and discuss the financial statements with management and external auditors and to report such to the Board of Directors.

The Audit Committee of MVB does not include an individual who is considered to be an audit committee financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert. In the small community market area of MVB, individuals meeting the required credentials under the Act are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met four times in 2010. The Committee meets with representatives Conley CPA Group, PLLC, who is responsible for the internal audit function of MVB and S.R. Snodgrass, A.C., who is responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of the Bank or MVB. During these meetings, the active management of the Bank or MVB, including CEO Mazza and CFO Tichenor, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Directors Martin and Mazza, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Directors Martin and Mazza, and none of their immediate family members are or have for the past three years been executive officers of MVB or Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Martin and Mazza, are “independent directors,” as that term is defined in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority. The Board of Directors of MVB has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A included in the Proxy Statement for the 2009 Annual Meeting of Shareholders as required by the Securities and Exchange Commission.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010, with management. The Audit Committee has also discussed the audited financial statements with S.R. Snodgrass, A.C., MVB’s independent accountants, as well as the matters required to be discussed by Statement on Auditing Standards No. 61. (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence) and has discussed with S.R. Snodgrass, A.C., the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Submitted by The Audit Committee,

John W. Ebert	Kenneth F. Lowe, III
Harvey M. Havlichek	Louis Spatafore
Christine B. Ielapi	Michael F. Trent

March 9, 2011

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Nominating Committee. The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare. Because the full Board of Directors serves the function of the nominating committee, not all directors are independent.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in MVB’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and the Bank and to serve on Board committees.

•

The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

•	Because the directors of MVB may also serve as directors of the Bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•

Directors must be acceptable to MVB’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.

•

Directors must be at least 21 years of age. The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Board of Directors considers in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Board of Directors focuses on skills, expertise or background that would complement the existing board, recognizing that MVB’s businesses and operations are regional in nature. Our directors are residents of North Central West Virginia and of the Eastern Panhandle of West Virginia, our primary two markets. Our directors come from diverse backgrounds including the financial, industrial, professional and retail areas and information technology.

The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to MVB or the Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and the Bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the Bank to ensure that the directors are not chronically delinquent and in default. The Board considers whether any transactions between the directors and the Bank have been criticized by any banking regulatory agency or the Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders for nomination by the Board of Directors, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations for director to the shareholders. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying shareholder; and

•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

Executive Compensation

The following information is prepared based on positions as of December 31, 2010. All compensation is paid by Bank. The following table summarizes compensation paid to executive officers and other highly paid individuals for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)	Change in actuarial present value of MVB defined benefit pension plan		All Other Compensation ($) (1)		Total ($)
Larry F. Mazza President & CEO	2009 2010	$ $	200,000 220,000	None $7,734	None $101,700	$ $	17,094 30,123	$ $	13,075 14,239	$ $	230,169 373,796

Roger J. Turner President – MVB-Central, Inc.	2009 2010	$ $	183,000 204,615	None $7,300	None $67,800	$ $	24,459 45,973	$ $	8,264 8,861	$ $	215,723 334,549

Timothy R. Procita (2) President – MVB-East, Inc.	2009 2010	$ $	183,750 183,750	None None	None None	$ $	3,302 6,338	$ $	6,059 6,656	$ $	193,111 196,744

(1)	This includes director fees of $9,200, $2,200 and $1,800 for Messrs. Mazza, Turner and Procita respectively for 2010 and $6,850, $1,500 and $1,300, respectively for 2009.
(2)	Effective January 1, 2011, Mr. Procita is no longer an employee of MVB.

Except for the MVB Bank, Inc. Annual Performance Compensation Plan, which applies to all employees, MVB does not provide Stock Awards, Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings to its officers or directors.

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining and motivating able executives, managers and other key employees. The 2003 MVB Financial Corp. Stock Incentive Plan provides that the Human Resources Committee appointed by the Board of Directors of MVB have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program. During 2010, the Human Resources Committee granted eight awards totaling 99,500 shares at exercise prices of $20.00 and $22.50 per share. The expense to be recognized with the awards will be amortized over the five year reporting period, beginning in 2011.

The following tables summarize the outstanding equity awards at fiscal year-end, December 31, 2010.

Outstanding Equity Awards of Fiscal Year-End
Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry F. Mazza	45,000 30,000	None 30,000	None None	$16.00 $20.00	10-01-15 01-01-20
Roger J. Turner	20,000 20,000	None 20,000	None None	$16.00 $20.00	10-01-15 01-01-20

MVB does not provide Stock Award Plans for employees.

MVB provides a defined benefit retirement plan for all qualifying employees. They must have completed one year of service and be older than 21 years of age. There is a five-year requirement for full vesting. The plan provides for benefits based on the highest five consecutive years of earnings; times 2%; times years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner.

Employment Agreements and Change in Control

MVB and the Bank have employment contracts with Messers Mazza and Turner. The general terms of these contracts are described below:

Under the terms of the contract with Mr. Mazza, effective January 1, 2010, he serves as Chief Executive Officer of MVB and Bank. The term of Mr. Mazza’s contract is for one year. The agreement automatically renews for an additional year on January 1 of each year unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. The base salary is $220,000 and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mr. Mazza shall receive an amount equal to that payable under the Agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mr. Mazza shall be entitled to receive benefits under MVB’s long-term disability policy. Mr. Mazza, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mr. Mazza would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mr. Turner’s contract is for a one-year term, effective January 1, 2010. The agreement automatically renews for an additional year on January 1 of each year, unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. If at the end of any contract year, Mr. Turner wishes to extend his employment on a part-time basis, the contract provides the basis for such part-time work. The base salary is $200,000, and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mr. Turner shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mr. Turner shall be entitled to receive benefits under MVB’s long-term disability policy. Turner, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mr. Turner would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

As a means of standardizing employment agreements, all contracted employees with rolling three-year renewal provisions in their contract received a letter of non-renewal prior to December 1, 2009, including Procita. All contracted employees were offered one-year contracts to include an annual renewal, effective January 1, 2010.

As provided in the employment contract, effective January 1, 2011, Mr. Procita’s contract was not renewed for 2011, and his employment was terminated accordingly.

Director Compensation

No compensation is paid for serving as a member of the Board of MVB. Members of the Board of Directors of Bank receive a fee of $200 for each Board meeting attended and a fee of $100 for each Committee meeting attended. To the extent a director fee is paid by a subsidiary, such fee is also included below. MVB-Central, Inc. and MVB-East, Inc. paid a fee of $200 per meeting attended. The table below provides detail information about non-executive director fees paid in 2010. All director compensation is paid in cash.

Name	2010 Director Compensation ($)	Name	2010 Director Compensation ($)
Barbara L. Alexander	$ 4,800	Leonard W. Nossokoff	$ 6,100
Stephen R. Brooks	7,250	J. Christopher Pallotta	10,825
Joseph P. Cincinnati	7,100	Nitesh S. Patel	4,400
Berniece D. Collis	6,800	Louis W. Spatafore	8,025
Harvey M. Havlichek	5,800	Wayne H. Stanley	4,350
James R. Martin	11,200	Richard L. Toothman	5,100
Dr. Saad Mossallati	4,800	Dr. Michael F. Trent	5,400
Dr. Kelly R. Nelson	6,750	Samuel J. Warash	6,350

MVB does not provide Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings or any other Compensation to directors.

Certain Transactions with Directors, Officers and Their Associates

MVB and the Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

Principal Holders of Voting Securities

The following shareholders currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of MVB’s Common Stock as of March 1, 2011:

Name of Beneficial Owner	As of March 1, 2011 Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Saad Mossallati 200 Route 98 West, Suite 107 Nutter Fort, WV 26301	145,440	*	6.65%

Larry F. Mazza 1000 Johnson Avenue Bridgeport, WV 26330	110,058	**	5.03%

*    Includes 39,905 shares held in Dr. Mossallati’s name, 31,469 shares held in ASCENDCO Family, Inc, 39,875 held in ASI and 34,191 shares held in the name of wife and children.

**    Includes 56,100 shares which may be acquired through the exercise of options and 11,152 shares held for benefit of wife.

Ownership of Securities By Directors, Nominees and Executive Officers

As of March 1, 2011, ownership by directors, nominees and executive officers in MVB was:

	Shares of Stock Beneficially Owned (1)		Percent of Ownership
Stephen R. Brooks	13,214	[3]	.60
Joseph P. Cincinnati	34,461		1.58
Berniece Collis	5,793		.26
Harvey M. Havlichek	26,551		1.21
James R. Martin	58,792	[2]	2.69
Larry F. Mazza	110,058	[2]	5.03
Dr. Saad Mossallati	145,440		6.65
Barbara A. McKinney	5,596		.26
Dr. Kelly R. Nelson	17,350		.79
Leonard W. Nossokoff	91,512		4.18
J. Christopher Pallotta	43,985		2.01
Nitesh S. Patel	51,609		2.36
Louis W. Spatafore	14,221	[3]	.65
Wayne Stanley	7,425		.34
Richard L. Toothman	15,053	[3]	.69
Dr. Michael F. Trent	20,153		.92
Samuel J. Warash	21,094		.96
John T. Schirripa	16,009	[2]	.73
Eric L. Tichenor	6,919	[2,3]	.32
Roger J. Turner	41,151	[2]	1.89

TOTAL	746,386		34.12%

(1)	Beneficial ownership is determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.
(2)	Includes shares outstanding and 22,171, 56,100, 3,666, 3,960 and 28,600 shares which may be acquired by Martin, Mazza, Schirripa, Tichenor and Turner, respectively, within 60 days through the exercise of options.
(3)	The following MVB Directors and Executive Officers have MVB stock pledged to secure loans from MVB Bank, Inc: Director Brooks – 2,230 shares; Director Spatafore – 5,230 shares; Director Toothman – 10, 662 shares and CFO Tichenor – 1,000 shares. Each of the above loans was made in the normal course of business. All of these transactions were made substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. In each instance, the loan to value ratio of the loan was 70% or less.

2.	PROPOSAL TO AMEND 2003 MVB FINANCIAL CORP. STOCK OPTION PLAN

The “2003 MVB Financial Corp Stock Incentive Plan (the “Plan”) is the successor plan to the Monongahela Valley Bank 2000 Stock Incentive Plan. The purpose of the Plan is to attract and retain executive, managerial and other key employees, motivate participating employees to achieve long-range goals, provide incentive compensation and opportunities competitive with other major financial institutions, and to connect the interests of employees participating in the Plan with MVB’s other stockholders through incentive compensation based on the other stock value of MVB, thereby promoting the long-term financial interests of MVB and all of its stockholders.

The proposal is to increase from 300,000 to 600,000 shares available for options under the Plan. This does not mean that 600,000 shares would be available for awards under the Plan. The Plan has been in place since 2000. Of the 300,000 shares available under the previously approved amendment in 2007, 23,190 shares remain available for award. The 276,810 shares that have been awarded are either currently outstanding or have been exercised. It is anticipated that the additional 300,000 shares requested herein for authorization will provide the shares necessary for Employee Stock Incentive awards for several years.

Under the proposal, Section 5.1 of the Plan would be amended to read, in its entirety, as follows:

5.1. The Shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or Treasury shares acquired by the Company, including shares purchased in the open market or private transactions. Subject to the provisions of section fifteen, the total number of shares of Stock available for grant of Award will not exceed six hundred thousand (600,000) shares of stock, as adjusted by section fifteen on or after May 17, 2011. Except as otherwise provided herein, if any award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purpose of the Plan. Any shares of Stock which are used as full or partial payments to the Company upon an exercise of an Award shall also be available for purposes of the Plan.

A copy of the Plan, as amended, is attached as Exhibit A.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of this proposal.

The enclosed proxy will be voted “FOR” the approval of the proposed amendments to the Plan unless otherwise directed. The affirmative vote by the holders of a majority of the shares of MVB outstanding is required to approve the proposed amendment.

3.	RATIFICATION OF AUDITORS

The firm of S.R. Snodgrass, A.C. examined the financial statements of MVB for 2010 and 2009 are being proposed to do so for 2011. The proxies will vote your proxy “For” ratification of the selection of S.R. Snodgrass, A.C. unless otherwise directed. Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

The following fees were billed by S.R. Snodgrass, A.C. as indicated:

	2010	2009
Audit Fees	$65,200	$50,600
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—

	$65,200	$50,600

The Audit Committee has considered whether S.R. Snodgrass, A.C. has maintained its independence during the fiscal year-ended December 31, 2010. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approved policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2010 or 2009.

4.	OTHER INFORMATION

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

Neither MVB nor MVB Bank, Inc. is currently involved in any legal action that is not of a routine nature.

Form 10-K Annual Report

Upon written request by any shareholder to Lisa J. Wanstreet, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank’s 2010 Annual Report on Form 10-K will be provided without charge.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication.

Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for 2012 Annual Meeting

Any shareholder who wishes to have a proposal placed before the next annual Meeting of Shareholders must submit the proposal to the President of MVB no later than December 9, 2011, to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2012, expected to be held May 15, 2012.

Delivery of Information

In accordance with SEC Rule 14a-3(e)(i), only one annual report and one proxy statement are being delivered to multiple security holders at a single address. Upon request to Lisa J. Wanstreet, Corporate Secretary, MVB will provide a separate copy of either or both of the aforementioned documents to any shareholder at a shared address to which a single copy was delivered. Ms. Wanstreet may be contacted by telephone or mail as provided in the Notice of Annual Meeting of Shareholders. This same procedure may be used to separate any shareholder from multiple shareholder/single address mailings. In addition, shareholders sharing a single address and receiving multiple copies of the documents may request the delivery of a single copy of the mailing. Ms. Wanstreet is also the contact for this request.

Annual Report

MVB’s 2010 Annual Report to Shareholders is being made available electronically at http://www.cfpproxy.com/6932 on the record date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza

President and Chief Executive Officer

EXHIBIT A

MVB FINANCIAL CORP.

2003 STOCK INCENTIVE PLAN

SECTION 1

Statement of Purpose

1.1 The MVB Financial Corp. 2003 Stock Incentive Plan (the “Plan”) has been established by MVB Financial Corp. (the “Company”) to become effective at the Effective Time as defined herein in order to enhance shareholder value by:

(a) Attracting and retaining well qualified executive, managerial and other employees;

(b) Motivating participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) Providing incentive compensation opportunities that are competitive with those of other similarly situated banking institutions; and

(d) Connecting a Participant’s interests with those of the Company’s other stockholders through compensation based on the Company’s capital stock thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

SECTION 2

Definitions

2.1 Unless the context indicates otherwise, the following terms shall have the meaning set forth below opposite each respective term:

(a) Acquiring Corporation. The term “Acquiring Corporation” means the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

(b) Award. The term “Award” means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Merit Awards and Stock acquired through purchase under Section 7.

(c) Board. The term “Board” means the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

(d) Cause. The term “Cause” means (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(e) Change in Control. A “Change in Control” shall be deemed to have occurred (a) upon the approval of the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (2) any sale,

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lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (3) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) when any person, other than a Significant Stockholder, or any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the beneficial owner, directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

(f) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g) Committee. The term “Committee” means the Human Resources Committee of the Board selected in accordance with the provisions of Subsection 4.2.

(h) Company. The term “Company” means MVB Financial Corp., a West Virginia corporation.

(i) Date of Termination. A Participant’s “Date of Termination” shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that for purposes of this Plan only, a Participant’s employment shall not be deemed to be terminated by reason of a transfer of the Participant between the Company and a Related Company (included Employers) or between two Related Companies (including Employers); and further provided that a Participant’s employment shall not be considered terminated by reason of the Participant’s leave of absence from an Employer or a Related Company that is approved in advance by the Participant’s Employer.

(j) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” during the period in which he or she is unable, by reason of a medically determined physical or mental impairment, to carry out his or her duties with an Employer, which condition may, but in the discretion of the Committee, shall not necessarily, be an event which qualifies as a “long term disability” under applicable long term disability benefit programs of the Company.

(k) Effective Date. The term “Effective Date” means the date on which the shareholders of the Company approve the Plan.

(l) Employee. The term “Employee” means a person with an employment relationship with an Employer.

(m) Employer. The Company and any Subsidiary which, with the consent of Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the “Employers” and individually as an “Employer”.

(n) Exercise Price. The term “Exercise Price” means, with respect to each share of Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) of the Stock on the date the Option is granted, except as permitted and contemplated by Section 16 of the Plan.

(o) Fair Market Value. The term “Fair Market Value” means with respect to each share of stock, the value as determined in good faith by the Committee, which determination shall be deemed to be conclusive.

(p) Immediate Family. With respect to a Participant, the term “Immediate Family” means, whether through consanguinity or adoptive relationships, the Participant’s spouse, children, stepchildren, siblings and grandchildren.

(q) Incentive Stock Option. The term “Incentive Stock Option” means any Incentive Stock Option granted under the Plan.

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(r) Merit Award. The term “Merit Award” means any Merit Award granted under the Plan.

(s) Non-Qualified Stock Option. The term “Non-qualified Stock Option” means any Non-Qualified Stock Option granted under the Plan.

(t) Option. The term “Option” means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(u) Outside Director. The term “Outside Director” means a person who qualifies as such under Section 162(m) of the Code.

(v) Participant. The term “Participant” means an Employee who has been granted an Award under the Plan.

(w) Plan. The term “Plan” shall mean the MVB Financial Corp. 2003 Stock Incentive Plan as the same may be from time to time amended or revised.

(x) Qualified Retirement Plan. The term “Qualified Retirement Plan” means any plan of an Employer or a Related Company that is intended to be qualified under Section 401(a) of the Code.

(y) Related Companies. The term “Related Companies” means any Significant Stockholder and any companies controlled by such Significant Stockholder; Subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

(z) Retirement. “Retirement” of a Participant means the occurrence of a Participant’s Date of Termination under circumstances that constitute such Participant’s retirement at normal or early retirement age under the terms of the Qualified Retirement Plan of Participant’s Employer that is extended to the Participant immediately prior to the Participant’s Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant’s Employer.

(aa) Significant Stockholder. The term “Significant Stockholder” means any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% of the capital stock of the Company.

(bb) Stock. The term “Stock” means the shares of capital stock of the Company, $1.00 par value per share.

(cc) Subsidiary. The term “Subsidiary” means any future subsidiary corporation of the Company within the meaning of the Code Section 424(f).

(dd) Ten Percent Stockholder. The term “Ten Percent Stockholder” means any recipient of an Award pursuant to this Plan who, at the time of such Award owns, directly or indirectly, by virtue of the ownership attribution provisions of Section 424(d) of the Code more than 10 percent of the total combined voting power of all classes of the capital stock of the Company.

(ee) Tax Date. The term “Tax Date” means the date a withholding tax obligation arises with respect to an Award.

SECTION 3

Eligibility

3.1 Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the Employees or other persons as contemplated by Section 15 of the Plan who will be granted one or more Awards under the Plan.

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SECTION 4

Operation and Administration

4.1 The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided, however, that no Incentive Stock Option may be granted under the Plan after December 31, 2020.

4.2 The Plan shall be administered by the Human Resources Committee which shall consist of two or more members of the Board who are Outside Directors. Plenary authority to manage and control the operation and administration of the Plan shall be vested in the Human Resources Committee, which authority shall include, but shall not be limited to:

(a) Subject to the provisions of the Plan, the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms and conditions, and other provisions of such Awards, including without limitation whether Shares subject to an Award shall be subject to a right of first refusal as referred to in Section 5.3 below. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company’s success and such other factors as the Committee deems relevant. A grant of options in excess of 10,000 shares to any single employee at any one time shall be subject to the approval by the Board of Directors. Any time that options are granted by the Committee, such grants of options shall be reported to the Board of Directors, which report shall include the total number of options that have been granted to each employee since each employee’s date of service with Bank.

(b) The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

4.3 Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.

4.4 The Committee may only act at a meeting by unanimity if comprised of two members, and otherwise by a majority of its members. Any action of the Committee may be taken without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

4.5 No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company’s Articles of Incorporation or By-laws.

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SECTION 5

Shares Available Under the Plan

5.1. The Shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or Treasury shares acquired by the Company, including shares purchased in the open market or private transactions. Subject to the provisions of section fifteen, the total number of shares of Stock available for grant of Award will not exceed six hundred thousand (600,000) shares of stock, as adjusted by section fifteen on or after May 17, 2011. Except as otherwise provided herein, if any award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purpose of the Plan. Any shares of Stock which are used as full or partial payments to the Company upon an exercise of an Award shall also be available for purposes of the Plan.

5.2 Shares of Stock issued by the Company pursuant to this Plan shall be free of any preemptive rights of stockholders of the Company, whether statutory or otherwise.

5.3 Shares of stock issued by the Company pursuant to this Plan may, at the discretion of the Committee, be issued subject to a right of first refusal on the part of the Company to purchase such shares in the event the Participant, or his or her heirs, successors, executors, administrators, or assigns should ever desire to sell, transfer, assign, pledge, or otherwise dispose of such shares, in whole or in part (“a Disposition”). In any such event, the Participant or such heir, executor, administrator, or assign (a “Disposing Participant”) shall notify the Company of such desire and the Company shall have, for a period of thirty (30) days following receipt of such notice, the right and option to purchase such shares upon the same terms and conditions and at the same price as the Disposing Participant proposes to dispose of such shares. If the Company desires to exercise its right and option, it shall so notify the Disposing Participant of such desire within said thirty (30) day period. In the event the proposed Disposition is for consideration other than cash, and the Company and the Disposing Participant cannot agree on the cash equivalent to be paid by the Company to the Disposing Participant, the Disposing Participant may dispose of the shares, but the shares shall remain subject to Company’s right of first refusal until such time as they are proposed to be disposed of for cash and the Company elects not to exercise its right of first refusal. Shares subject to a right of first refusal shall contain the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL HELD BY MVB FINANCIAL CORP. PURSUANT TO THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN. A COPY OF THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION.

SECTION 6

Options

6.1 The grant of an Option under this Section 6 entitles the Participant to purchase shares of Stock at an Exercise Price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, but subject to Sections 9 and 14, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A Non-Qualified Option is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

6.2 The Committee shall designate the Employees to whom options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by

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Section 422 of the Code.

6.3 The determination and payment of the Exercise Price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

(a) The Exercise Price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the Exercise Price per share be less than the Fair Market Value per share on the date of the grant (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) except as otherwise permitted by Section 15 of the Plan;

(b) The full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

(c) The Exercise Price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued) or through such cashless exercise arrangement as may be approved by the Committee and established by the Company, provided that any shares of Stock used for payment shall have been owned by the Participant for at least six (6) months.

6.4 Except as otherwise expressly provided in the Plan, the terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

6.5 The exercise period of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

SECTION 7

Stock Purchase Program

7.1 The Committee may, from time to time, establish one or more programs under which Employees will be permitted to purchase shares of Stock under the Plan, and shall designate the Employees eligible to participant under such Stock purchase programs. The purchase price of shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 85% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee’s discretion, the average Fair Market value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

7.2 The Committee may impose such restrictions with respect to shares purchased under this Section 7, as the Committee, in its sole discretion, determines to be appropriate.

SECTION 8

Merit Awards

8.1 The Committee may from time to time make an Award of Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award, if any, shall be fixed by the Committee from time to time, but it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

6

SECTION 9

Termination of Employment

9.1 If a Participant’s employment is terminated by the Participant’s Employer for Cause or if the Participant’s employment is terminated by the Participant without the written consent and approval of the Participant’s Employer, all of the Participant’s unvested Awards shall be immediately forfeited and exercisable Options shall be forfeited after 90 days from the Participant’s Termination Date.

9.2 If a Participant’s Date of Termination occurs by reason of death, Disability, or Retirement, all Options outstanding immediately prior to the Participant’s Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant’s Date of Termination and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the Participant’s Date of Termination shall immediately lapse. Options which are or become exercisable at the time of a Participant’s death may be exercised by the Participant’s designated beneficiary or, in the absence of such designation, by the person to whom the Participant’s rights will pass by will or the laws of descent and distribution.

9.3 Options which are or become exercisable by reason of the Participant’s employment being terminated by the Participant’s Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant’s Employer, shall be exercisable until 120 days from the Participant’s Termination Date and shall thereafter be forfeited if not exercised.

9.4 Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant’s Employer ceases to be a Related Company (and the Participant’s Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant’s employment being terminated by the Participant’s Employer for a reason other than Cause.

9.5 Notwithstanding the foregoing provisions of this Section 9, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant’s Date of Termination, determine that a Participant’s Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options may be exercised, but shall not extend such period beyond the original expiration date set forth in the Award.

SECTION 10

Adjustments to Shares

10.1 If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (a) the number of shares of Stock available under the Plan, (b) the number of shares of Stock available under any individual or other limitations under the Plan, (c) the number of shares of Stock subject to outstanding Awards and (d) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

10.2 If the Committee determines that an adjustment in accordance with the provisions of Subsection 10.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

10.3 To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder

7

is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 14.

SECTION 11

Transferability and Deferral of Awards

11.1 Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Committee may, subject to any restrictions under applicable laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of a Participant’s Immediate Family or to a Partnership comprised solely of members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

11.2 The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Award.

SECTION 12

Award Agreement

12.1 Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant’s employment at any time for any reason, not withstanding the fact that the Participant’s rights under this Plan may be negatively affected by such action.

SECTION 13

Tax Withholding

13.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

SECTION 14

Change in Control

14.1 After giving effect to the provisions of Section 10 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options shall become fully exercisable and may be exercised at any time during the original term of the Option; and

(b) All shares of Stock subject to Awards shall become fully vested and be distributed to the

8

Participant.

SECTION 15

Mergers/Acquisitions

15.1 In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

15.2 In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company’s rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation’s plans, or if none, securities for such outstanding Awards, and without limiting Section 14, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Subsection 15.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.

SECTION 16

Termination and Amendment

16.1 The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) would change the Value of Stock as set forth in Subsection 2.1(o) of the Plan, or (c) materially modify the requirements as to eligibility for or modification that may result from adjustments authorized by Section 10 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant’s existing Award or materially and adversely affect a Participant’s rights under such Award without the Participant’s consent.

9

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MVB FINANCIAL CORP.

				For	With- hold	For All Except

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2011

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Shawn R. Boyers, Susan A. Carlock and Lisa J. Wanstreet, or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on March 28, 2011, at the Annual Meeting of Shareholders of MVB to be held at 301 Virginia Avenue, Fairmont, WV, on May 17, 2011, at 5:30 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

		1.	Election of Directors. For the election of the six persons listed below for a three year term:	☐	☐	☐
Stephen R. Brooks Berniece D. Collis Larry F. Mazza
Dr. Saad Mossallati Nitesh S. Patel Dr. Michael F. Trent
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		2.	To approve amendments to the MVB Financial Corp, 2003 Stock Incentive Plan to provide for an increase of 300,000 to 600,000 shares of Common Stock to be available for the Plan.	For ☐	Against ☐	Abstain ☐
		3.	A proposal to ratify the appointment by the Board of Directors and Audit Committee of S.R. Snodgrass, A.C., as Independent Certified Public Accountants for the year 2011.	For ☐	Against ☐	Abstain ☐
		4.	Any other business which may be brought before the meeting or any adjournment thereof.
The Board of Directors recommends a vote “FOR” the listed propositions.
			RSVP I (we) will attend the Annual Meeting of MVB Shareholders.		g	☐
			Number to Attend:		g	☐
(Please Respond by May 6, 2011, by mail or 304-363-4800 or 1-888-689-1877)
Please be sure to date and sign this proxy card in the box below.	Date	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted “FOR” the propositions listed above and described more fully in the Proxy Statement of MVB distributed in connection with this Annual Meeting. If any other business is presented at said meeting; this Proxy will be voted in accordance with the recommendations of management.

Sign above	Co-holder (if any) sign above

x	y

¿	Detach above card, sign, date and mail in postage paid envelope provided.	¿

MVB FINANCIAL CORP.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6932

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